Exhibit 10.22

Kofax Limited

Incentive Compensation Plan

I.	Statement and Purpose of Plan

The Kofax Limited Incentive Compensation Plan provides incentive compensation opportunities for selected employees of the Company and its Subsidiaries.

II.	Definitions

A. “Affiliate” means, with respect to the Company, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Company.

B. “Board” means the Board of Directors of the Company.

C. “Code” means the Internal Revenue Code of 1986, as amended.

D. “Committee” means the Remuneration Committee of the Company.

E. “Company” means Kofax Limited, a Bermuda exempted company.

F. “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

G. “ICP Bonus” means a bonus that is payable hereunder to a Participant.

H. “Participant” means any employee of the Company or one of its Subsidiaries who has been designated by the Committee to participate in the Plan.

I. “Performance Goal” means a measure of performance, which is used to determine a Participant’s ICP Bonus and is established by the Committee in its sole discretion. Performance Goals selected by the Committee may include, but shall not be limited to: (i) the price of Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings of the Company, its Subsidiaries or Affiliates (or any business unit thereof) (including earnings per share of Stock), (v) diluted net income per share, (vi) return on stockholder equity of the Company, (vii) costs or expenses of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) cash, cash on hand or cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xii) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xiii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof),

(xiv) earnings (or net income) before interest and taxes of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xv) earnings (or net income) before interest, taxes, depreciation and amortization of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xvi) gross or net margin of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xvii) customer satisfaction of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xviii) revenue or net revenue of the Company, its Subsidiaries or Affiliates (or any business unit thereof) or (xix) such non-financial, strategic, corporate and/or individual goals as the Committee deems advisable.

J. “Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

K. “Plan” means the Kofax Limited Incentive Compensation Plan herein set forth, as amended from time to time.

L. “Stock” means the common shares of the Company, par value $0.001 per share. All dollar amounts set forth herein are in U.S. dollars.

M. “Subsidiary” means, at any relevant time, any corporation or other entity of which 50% or more of the total combined voting power of all classes of stock or shares (or other equity interests in the case of an entity other than a corporation) entitled to vote is owned, directly or indirectly, by the Company.

III.	Eligibility

All employees of the Company and its Subsidiaries shall be eligible to be selected by the Committee to participate in the Plan.

IV.	Administration

A. General. The Committee shall have the authority, subject to the provisions herein, (A) to select employees to participate in the Plan; (B) to establish and administer the Performance Goals, if any, and the ICP Bonus opportunities applicable to each Participant and determine whether the Performance Goals, if any, have been attained; (C) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; (D) to establish, amend, and waive rules and regulations for the Plan’s administration and (E) to make all other determinations that may be necessary or advisable for the administration of the Plan. Furthermore, the Committee may, in its sole discretion, reduce the amount of any ICP Bonus otherwise payable to a Participant based on such factors as the Committee deems appropriate. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them. Neither the Committee, nor any member of the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Committee shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law.

B. Adjustments. In connection with the occurrence of any event involving the Company or any of its Subsidiaries or Affiliates (including, without limitation, any subdivision or combination or exchange of the outstanding common shares, stock or share dividend, stock or share split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of common shares, merger, consolidation, amalgamation, extraordinary cash distribution, acquisition, disposition, or sale, lease or transfer of substantially all of the assets of the Company or any Subsidiary or Affiliate), the Committee may, in its sole discretion, make or provide for such adjustments in the Performance Goals or other bonus criteria or opportunities as the Committee determines to be appropriate.

V.	ICP Bonus Opportunities

The Committee shall select the employees of the Company and its Subsidiaries who shall be eligible to participate in the Plan from time to time and, with respect to such employees, shall determine (i) whether their ICP Bonuses shall be based on the achievement of Performance Goals, and if so, the Performance Goals that shall be utilized (including, as the Committee deems advisable, threshold, target and maximum levels of performance), (ii) each Participant’s ICP Bonus opportunity, including without limitation, any threshold, target and/or maximum ICP Bonus opportunity and (iii) the method for computing the amount of ICP Bonuses that may be payable under the Plan to each Participant. For the avoidance of doubt, the Committee may, in its discretion, award an ICP Bonus based on its subjective assessment of Company, Subsidiary, Affiliate and/or individual performance or contributions, and accordingly, ICP Bonuses are not required to be based on the achievement of Performance Goals (pre-determined or otherwise).

VI.	Payment of ICP Bonuses; Tax Withholdings

A. Earned ICP Bonuses shall be paid in cash no later than March 15th of the calendar year following the calendar year in which the applicable performance period ends. Payment of any ICP Bonus shall be contingent upon the Participant remaining employed by the Company or a Subsidiary on the date such ICP Bonus is paid, unless otherwise provided in an employment agreement or waived by the Committee in its sole discretion. Nothing in this Section VI shall be construed to require the Committee to pay to a Participant whose employment terminates prior to payment of an ICP Bonus all or any part of any ICP Bonuses under the Plan that have not been paid as of such termination.

B. The Company and its Subsidiaries shall have the right to deduct from all ICP Bonuses payable hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments and no ICP Bonuses will be paid until the Participant has made arrangements with the Company or its Subsidiaries to satisfy any such withholding taxes.

VII.	Non-exclusivity of Plan

Nothing in the Plan shall be construed in any way as limiting the authority of the Committee, the Board, the Company or any Subsidiary or Affiliate to establish any other annual or incentive compensation plan or as limiting the authority of any of the foregoing to pay cash bonuses or other supplemental or additional incentive compensation to any persons employed by the Company, its Subsidiaries or Affiliates, whether or not such person is a Participant in this Plan and regardless of how the amount of such bonus or compensation is determined.

VIII.	Amendment, Termination and Term of Plan

The Board, without the consent of any Participant, may at any time terminate or from time to time amend the Plan in whole or in part, whether prospectively or retroactively, including in any manner that adversely affects the rights of Participants. Unless terminated earlier, the Plan shall expire on the fifth anniversary of its adoption by the Board.

IX.	Interpretation and Construction

No provision of the Plan, nor the selection of any Participant, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company or a Subsidiary and the Participant provides otherwise. Both the Participant and the Company or a Subsidiary shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

X.	Repayment of ICP Bonuses

All ICP Bonuses paid or to be paid under the Plan are subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company or any Subsidiary.

XI.	Code Section 409A

This Plan and ICP Bonuses are intended to comply with, or be exempt from, Code Section 409A and shall be interpreted and administered in accordance therewith; provided, however, that neither the Company nor any of its Affiliates shall have any liability to any Participant or any other Person in the event that the Plan or any ICP Bonus is not so compliant or exempt. To the extent required to comply with Code Section 409A, any ICP Bonus that is treated as “non-qualified deferred compensation” under Code Section 409A and that is payable upon a Participant’s “separation from service” (as defined in Code Section 409A) shall be deferred and paid on the first business day of the seventh month following such termination of employment or within 10 days after the Participant’s death, whichever occurs first. Each installment payment hereunder shall be treated as a separate payment for purposes of Code Section 409A.

XII.	Waiver

The waiver by the Company of any provision of the Plan shall not operate or be construed as a waiver of any other provision of the Plan or of any subsequent waiver of such provision, and no failure by the Company to exercise any right or privilege hereunder shall be deemed a waiver of the Company’s rights or privileges hereunder or shall be deemed a waiver of the Company’s rights to exercise the same at any subsequent time or times hereunder.

XIII.	Governing Law; Venue; WAIVER OF JURY TRIAL

The terms of this Plan shall be governed by the laws of Bermuda, without reference to the conflicts of laws principles thereof. Each Participant and the Company agree to appear before and submit exclusively to the jurisdiction of the federal courts located in the Northern District of the state of California with respect to any controversy, dispute, or claim arising out of or relating to the Plan, provided that if such controversy, dispute or claim may not be brought in federal court, then it shall be brought in the state courts located in Irvine, California. Each Participant and the Company also agree to waive, to the fullest possible extent, the defense of an inconvenient forum. THE COMPANY AND EACH PARTICIPANT (BY HIS OR HER PARTICIPATION IN THE PLAN) HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE PLAN OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF (WHETHER ARISING IN CONTRACT, EQUITY, TORT OR OTHERWISE).

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IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the date set forth below.

KOFAX LIMITED

By:

Name:

Title:

Date: